                                                                     Exhibit 4.2


                      Amended and Restated Trust Agreement
                            dated as of July 1, 2001

--------------------------------------------------------------------------------


                    CATERPILLAR FINANCIAL ASSET TRUST 2001-A


                      AMENDED AND RESTATED TRUST AGREEMENT

                                     between

                   CATERPILLAR FINANCIAL FUNDING CORPORATION,
                                    as Seller


                                       and


                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
                                as Owner Trustee


                            Dated as of July 1, 2001


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                             PAGE
ARTICLE I         DEFINITIONS...............................................................   1

        SECTION 1.01.    Capitalized Terms..................................................   1

        SECTION 1.02.    Other Definitional Provisions......................................   3

ARTICLE II        ORGANIZATION..............................................................   3

        SECTION 2.01.    Name...............................................................   3

        SECTION 2.02.    Office.............................................................   3

        SECTION 2.03.    Purpose and Powers.................................................   4

        SECTION 2.04.    Appointment of Owner Trustee.......................................   4

        SECTION 2.05.    Initial Capital Contribution of Trust Estate.......................   4

        SECTION 2.06.    Declaration of Trust...............................................   5

        SECTION 2.07.    Liability of the Owner.............................................   5

        SECTION 2.08.    Title to Trust Property............................................   5

        SECTION 2.09.    Situs of Trust.....................................................   5

        SECTION 2.10.    Representations and Warranties of Seller...........................   5

        SECTION 2.11.    Amended and Restated Trust Agreement...............................   6

ARTICLE III       CERTIFICATES AND TRANSFER OF INTERESTS....................................   6

        SECTION 3.01.    Initial Ownership..................................................   6

        SECTION 3.02.    Form of Certificates...............................................   7

        SECTION 3.03.    Authentication of the Certificate..................................   7

        SECTION 3.04.    Registration of Transfer of the Certificate........................   7

        SECTION 3.05.    Mutilated, Destroyed, Lost or Stolen Certificate...................   8

        SECTION 3.06.    Persons Deemed Owner...............................................   8

        SECTION 3.07.    Access to List of Certificateholder's Names and Addresses..........   8

        SECTION 3.08.    Maintenance of Office or Agency....................................   8

        SECTION 3.09.    Appointment of Paying Agents.......................................   9

ARTICLE IV        ACTIONS BY OWNER TRUSTEE..................................................   9

        SECTION 4.01.    Prior Notice to Owner with Respect to Certain Matters..............   9

        SECTION 4.02.    Action By the Owner with Respect to Certain Matters................  10

        SECTION 4.03.    Action By Owner with Respect to Bankruptcy.........................  10

        SECTION 4.04.    Restrictions on Owner's Power......................................  10

ARTICLE V         APPLICATION OF TRUST FUNDS; CERTAIN DUTIES................................  10

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                             PAGE
        SECTION 5.01.    Establishment of Trust Account....................................   10

        SECTION 5.02.    Application of Trust Funds........................................   11

        SECTION 5.03.    Method of Payment.................................................   11

        SECTION 5.04.    No Segregation of Monies; No Interest.............................   11

        SECTION 5.05.    Accounting and Report to the Noteholders, the Owner, the
                         Internal Revenue Service and Others...............................   12

ARTICLE VI        AUTHORITY AND DUTIES OF OWNER TRUSTEE....................................   12

        SECTION 6.01.    General Authority.................................................   12

        SECTION 6.02.    General Duties....................................................   12

        SECTION 6.03.    Action Upon Instruction...........................................   12

        SECTION 6.04.    No Duties Except as Specified in This Agreement or in
                         Instructions......................................................   13

        SECTION 6.05.    No Action Except under Specified Documents or Instructions........   14

        SECTION 6.06.    Restrictions......................................................   14

ARTICLE VII       CONCERNING THE OWNER TRUSTEE.............................................   14

        SECTION 7.01.    Acceptance of Trusts and Duties...................................   14

        SECTION 7.02.    Furnishing of Documents...........................................   15

        SECTION 7.03.    Representations and Warranties....................................   15

        SECTION 7.04.    Reliance; Advice of Counsel.......................................   16

        SECTION 7.05.    Not Acting in Individual Capacity.................................   16

        SECTION 7.06.    Owner Trustee Not Liable for the Certificate, Notes or
                         Receivables.......................................................   17

        SECTION 7.07.    Owner Trustee May Own the Certificate and Notes...................   17

ARTICLE VIII      COMPENSATION OF OWNER TRUSTEE............................................   17

        SECTION 8.01.    Owner Trustee's Fees and Expenses.................................   17

        SECTION 8.02.    Indemnification...................................................   17

        SECTION 8.03.    Payments to the Owner Trustee.....................................   18

ARTICLE IX        TERMINATION OF TRUST AGREEMENT...........................................   18

        SECTION 9.01.    Termination of Trust Agreement....................................   18

ARTICLE X         SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES...................   19

        SECTION 10.01.   Eligibility Requirements for Owner Trustee........................   19

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                             PAGE
        SECTION 10.02.   Resignation or Removal of Owner Trustee...........................   19

        SECTION 10.03.   Successor Owner Trustee...........................................   20

        SECTION 10.04.   Merger or Consolidation of Owner Trustee..........................   20

        SECTION 10.05.   Appointment of Co-Trustee or Separate Trustee.....................   20

ARTICLE XI        MISCELLANEOUS............................................................   22

        SECTION 11.01.   Supplements and Amendments........................................   22

        SECTION 11.02.   No Legal Title to Owner Trust Estate in the Owner.................   23

        SECTION 11.03.   Limitations on Rights of Others...................................   23

        SECTION 11.04.   Notices...........................................................   23

        SECTION 11.05.   Severability......................................................   23

        SECTION 11.06.   Separate Counterparts.............................................   23

        SECTION 11.07.   Successors and Assigns............................................   23

        SECTION 11.08.   Covenant of the Seller............................................   24

        SECTION 11.09.   No Petition.......................................................   24

        SECTION 11.10.   No Recourse.......................................................   24

        SECTION 11.11.   Headings..........................................................   24

        SECTION 11.12.   GOVERNING LAW.....................................................   24

        SECTION 11.13.   Certificate Transfer Restrictions.................................   25

        SECTION 11.14.   Seller Payment Obligation.........................................   25

EXHIBIT A         FORM OF CERTIFICATE......................................................  A-1

EXHIBIT B         CERTIFICATE OF TRUST OF CATERPILLAR FINANCIAL ASSET TRUST 2001-A.........  B-1

EXHIBIT C         CERTIFICATEHOLDER CERTIFICATION..........................................    1

       AMENDED AND RESTATED TRUST AGREEMENT dated as of July 1, 2001, between CATERPILLAR FINANCIAL FUNDING CORPORATION, a Nevada corporation, as Seller, and CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Owner Trustee.

                                    ARTICLE I

                                   DEFINITIONS

       SECTION 1.01. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

       "Administration Agreement" means the Administration Agreement dated as of July 1, 2001, among the Administrator, the Trust, the Seller and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

       "Administrator" means Caterpillar Financial Services Corporation, a Delaware corporation, or any successor Administrator under the Administration Agreement.

       "Agreement" shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

       "Basic Documents" shall mean the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Depository Agreement, the Custodial Agreement, the Notes, the Certificates and the other documents and certificates delivered in connection therewith.

       "Benefit Plan Investor" shall have the meaning assigned to such term in
Section 11.13.

       "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

       "Certificate Balance" shall have the meaning assigned to such term in the Sale and Servicing Agreement.

       "Certificate Distribution Account" shall have the meaning assigned to such term in Section 5.01.

       "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B which has been filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

       "Certificate Register" and "Certificate Registrar" shall mean the register mentioned and the registrar appointed pursuant to Section 3.04.

       "Certificateholder" or "Holder" shall mean the registered holder of the Certificate.

       "Certificateholder Certification" shall mean a certification with respect to non-foreign status and Benefit Plan Investor status in the form of Exhibit C hereto.

       "Code" shall mean the Internal Revenue Code of 1986, as amended.

       "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at c/o JP Morgan Chase, 500 Stanton Christiana Road, OPS4, 3rd Floor, Newark, Delaware 19713; or at such other address as the Owner Trustee may designate by notice to the Owner and the Seller, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Seller and the Owner).

       "Depository Agreement" means the agreement among the Trust, the Indenture Trustee, the Administrator and The Depository Trust Company, dated as of the Closing Date.

       "Expenses" shall have the meaning assigned to such term in Section 8.02.

       "Indenture Trustee" shall mean Bank One, National Association, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor Indenture Trustee under the Indenture.

       "Owner" shall mean the Holder of the Certificate.

       "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to
Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

       "Owner Trustee" shall mean Chase Manhattan Bank USA, National Association, a national banking association, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

       "Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.09 and shall initially be The Chase Manhattan Bank.

       "Record Date" shall mean, with respect to any Distribution Date, at the close of business on the last calendar day of the month preceding the month in which such Distribution Date occurs.

       "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement among the Trust, the Seller, as seller, and Caterpillar Financial Services Corporation, as servicer, dated as of July 1, 2001, as the same may be amended, modified or supplemented from time to time.

       "Secretary of State" shall mean the Secretary of State of the State of Delaware.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Seller" shall mean Caterpillar Financial Funding Corporation in its capacity as Seller hereunder.

       "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

       "Trust" shall mean the trust established by this Agreement.

       SECTION 1.02. Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

              (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

              (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

              (c) The words "hereof," "herein," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

              (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II

                                  ORGANIZATION

       SECTION 2.01. Name. The Trust created hereby shall be known as "Caterpillar Financial Asset Trust 2001-A," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

       SECTION 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Seller.

       SECTION 2.03. Purpose and Powers. (a) The purpose of the Trust is to engage in the following activities:

              (i) to issue the Class A-1 Notes, Class A-2 Notes, the Class A-3 Notes and the Class B Notes pursuant to the Indenture and the Certificate pursuant to this Agreement, and to sell $181,448,000 aggregate principal amount of the Class A-1 Notes, $134,000,000 aggregate principal amount of Class A-2 Notes, $277,687,000 aggregate principal amount of the Class A-3 Notes and $15,527,000 aggregate principal amount of Class B Notes pursuant to underwriting agreements upon the written order of the Seller and issue the Certificate with an initial Certificate Balance of $12,422,797 to or upon the written order of the Seller;

              (ii) to pay the Seller the amounts owed pursuant to Section 2.01 of the Sale and Servicing Agreement by delivering to or upon the order of the Seller the Notes and the Certificate to the Seller;

              (iii) with the proceeds from capital contributions from the Seller to pay the organizational, start-up and transactional expenses of the Trust, and with the proceeds from the sale of the Notes and the Certificate, to fund the Reserve Account;

              (iv) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owner pursuant to the terms of the Sale and Servicing Agreement and this Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

              (v) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

              (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

              (vii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Owner and the Noteholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

       SECTION 2.04. Appointment of Owner Trustee. The Seller hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

       SECTION 2.05. Initial Capital Contribution of Trust Estate. The Seller hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Seller, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Seller shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

       SECTION 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owner, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, for income and franchise tax purposes, the Trust shall be treated as a "disregarded entity" and, therefor, shall be disregarded as an entity separate from the Owner. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a disregarded entity for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

       SECTION 2.07. Liability of the Owner. The Owner shall not have any personal liability for any liability or obligation of the Trust.

       SECTION 2.08. Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

       SECTION 2.09. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

       SECTION 2.10. Representations and Warranties of Seller. The Seller hereby represents and warrants to the Owner Trustee that:

              (a) The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

              (b) The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the failure to so qualify or to obtain such license or approval would render any

       Receivable unenforceable that would otherwise be enforceable by the Seller, the Servicer or the Owner Trustee.

              (c) The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Seller shall have duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

              (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

              (e) There are no proceedings or investigations pending, or, to the best of Seller's knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties which (i) assert the invalidity of this Agreement or any of the Basic Documents, (ii) seek to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (iii) seek any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents.

       SECTION 2.11. Amended and Restated Trust Agreement. This Agreement amends and restates in its entirety the Trust Agreement dated as of July 9, 2001 between the Seller and Owner Trustee.

                                   ARTICLE III

                     CERTIFICATES AND TRANSFER OF INTERESTS

       SECTION 3.01. Initial Ownership. Upon the formation of the Trust by the contribution by the Seller pursuant to Section 2.05 and thereafter so long as the Seller remains the "Owner," the Seller shall be the sole beneficiary of the Trust. Notwithstanding any other provision of this Agreement, the interest of the Seller in the Trust (including its interest by virtue of being the Holder of the Certificate) shall be transferable only in whole and any successor to the Seller pursuant to such a transfer shall thenceforth be deemed the Seller for purposes of this Agreement. No such transfer shall be effective until such time as written notice thereof signed by both the transferor and transferee and an executed copy of the Certificateholder Certification are delivered to the Owner Trustee.

       SECTION 3.02. Form of Certificates. The Certificate shall be issued in an original Certificate Balance of $12,422,797. The Certificate shall be executed on behalf of the Trust by manual or facsimile signature of a Trust Officer of the Owner Trustee. The Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall, when duly authenticated pursuant to Section 3.03, be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Certificate or did not hold such offices at the date of authentication and delivery of the Certificate.

       SECTION 3.03. Authentication of the Certificate. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificate in a principal amount equal to the initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Seller, signed by its Chairman of the Board, its President, any Vice President, its Treasurer, its Secretary or any Assistant Treasurer, without further corporate action by the Seller. The Certificate shall not entitle its Holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on the Certificate a certificate of authentication substantially in the form set forth in Exhibit A executed by the Owner Trustee or the Owner Trustee's authentication agent, by manual signature; such authentication shall constitute conclusive evidence that the Certificate shall have been duly authenticated and delivered hereunder. The Certificate shall be dated the date of its authentication.

       SECTION 3.04. Registration of Transfer of the Certificate. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of the Certificate and of transfers of the Certificate as herein provided. The Chase Manhattan Bank shall be the initial Certificate Registrar.

       Upon surrender for registration of transfer of the Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, a new Certificate of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. The Owner Trustee shall not register a transfer of any Certificate unless the transferee of the Certificate delivers to the Certificate Registrar and authenticating agent an executed Certificateholder Certification.

       The Certificate presented or surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or its attorney duly authorized in writing, along with a Certificateholder Certification duly executed by the transferee of such Certificate. The Certificate surrendered for registration of transfer shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

       No service charge shall be made for any registration of transfer of the Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate.

       The Certificate has not been and will not be registered under the Securities Act, or any state securities laws and neither the Certificate nor any interest therein may be offered, sold, pledged or otherwise transferred except in accordance with applicable securities laws of any state of the United States and in reliance on the private placement exemption of the Securities Act. The Trustee may (but shall not be obligated) at any time or times request an Opinion of Counsel as to compliance with this restriction in connection with any transfer of a Certificate.

       SECTION 3.05. Mutilated, Destroyed, Lost or Stolen Certificate. If (a) the Certificate is mutilated and shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of the Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that the Certificate shall have been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

       SECTION 3.06. Persons Deemed Owner. Prior to due presentation of the Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name a Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

       SECTION 3.07. Access to List of Certificateholder's Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Seller, within 15 days after receipt by the Owner Trustee of a request therefor from the Servicer or the Seller in writing, the name and address of the Certificateholder as of the most recent Record Date. The Holder, by receiving and holding the Certificate, shall be deemed to have agreed not to hold either the Seller or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

       SECTION 3.08. Maintenance of Office or Agency. The Owner Trustee shall maintain in the Borough of Manhattan, in the City of New York, an office or offices or agency or agencies where notices and demands to or upon the Owner Trustee in respect of the Certificate and the Basic Documents may be served. The Owner Trustee initially designates The Chase

Manhattan Bank, 55 Water Street, New York, New York 10041 as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Seller of any change in the location of the Certificate Register or any such office or agency.

       SECTION 3.09. Appointment of Paying Agents. The Paying Agent shall make distributions to the Certificateholder from the Certificate Distribution Account pursuant to Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be The Chase Manhattan Bank, and any co-paying agent chosen by The Chase Manhattan Bank, and acceptable to the Owner Trustee. The Chase Manhattan Bank shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that The Chase Manhattan Bank shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholder in trust for the benefit of the Certificateholder entitled thereto until such sums shall be paid to the Certificateholder. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

       SECTION 4.01. Prior Notice to Owner with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholder in writing of the proposed action and the Holder shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Holder has withheld consent or provided alternative direction:

              (a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on a Receivable) and the compromise of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on a Receivable);

              (b) the election by the Trust to file an amendment to the Certificate of Trust;

              (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

              (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Owner;

              (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Owner; or

              (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Trustee or the appointment pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

       SECTION 4.02. Action By the Owner with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Owner, to (a) remove the Administrator under the Administration Agreement pursuant to
Section 8 thereof, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 8.01 thereof or (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owner.

       SECTION 4.03. Action By Owner with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the Owner and the delivery to the Owner Trustee by the Owner of a certificate certifying that the Owner reasonably believes that the Trust is insolvent.

       SECTION 4.04. Restrictions on Owner's Power. The Owner shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to
Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

                                    ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

       SECTION 5.01. Establishment of Trust Account. The Owner Trustee, for the benefit of the Certificateholder, shall establish and maintain in the name of the Trust an Eligible Securities Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholder.

       The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholder. If, at any time, the Certificate Distribution Account ceases to be an Eligible Securities Account, the Owner Trustee shall within 10 Business Days following notification of such occurrence (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Securities Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

       SECTION 5.02. Application of Trust Funds. (a) On each Distribution Date, the Owner Trustee will distribute amounts deposited in the Certificate Distribution Account pursuant to Sections 5.04 and 5.05 of the Sale and Servicing Agreement on or before such Distribution Date as follows:

              (i) to the Certificateholder, to the extent necessary to reduce the Certificate Balance of the Certificate to zero, an amount equal to the excess if any, of the Regular Principal Distribution Amount for such Distribution Date over amounts distributable to the Noteholders pursuant to Section 5.04(c) of the Sale and Servicing Agreement on such Distribution Date; and

              (ii) to the Seller, any remaining funds on deposit in the Certificate Distribution Account after distribution to the Certificateholder pursuant to the clause (i) above.

              (b) On each Distribution Date, the Owner Trustee shall send to the Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 5.07(a) of the Sale and Servicing Agreement on such Distribution Date.

              (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to the Owner, such tax shall reduce the amount otherwise distributable to the Owner in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Owner sufficient funds for the payment of any tax that is legally owed or required to be withheld by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Owner shall be treated as cash distributed to the Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Owner Trustee may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that the Owner wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with the Owner in making such claim so long as the Owner agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

       SECTION 5.03. Method of Payment. Subject to Section 9.01(c), distributions required to be made to the Certificateholder on any Distribution Date shall be made to the Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if the Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date or, if not, by check mailed to the Certificateholder at the address of such Holder appearing in the Certificate Register.

       SECTION 5.04. No Segregation of Monies; No Interest. Subject to Section
5.01 and 5.02, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

       SECTION 5.05. Accounting and Report to the Noteholders, the Owner, the Internal Revenue Service and Others. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a fiscal year basis ending December 31, (or such other period as may be required by applicable law), with the first year being a short year ending December 31, 2001, and on the accrual method of accounting, (b) deliver to the Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable each Owner to prepare its federal and state income tax returns, and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a disregarded entity for federal income tax purposes and (c) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to distributions from the Trust.

                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

       SECTION 6.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, or any amendment thereto or other agreement, in each case, in such form as the Seller shall approve as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator directs in writing with respect to the Basic Documents.

       SECTION 6.02. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents and to administer the Trust in the interest of the Owner, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

       SECTION 6.03. Action Upon Instruction. (a) Subject to Article IV, the Owner may, by written instruction, direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Owner pursuant to Article IV.

              (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

              (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owner requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owner received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interest of the Owner, and shall have no liability to any Person for such action or inaction.

              (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owner requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owner and shall have no liability to any Person for such action or inaction.

       SECTION 6.04. No Duties Except as Specified in This Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

       SECTION 6.05. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

       SECTION 6.06. Restrictions. The Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of the Trust set forth in Section
2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust being treated as a association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The Owner Trustee and the Seller agree that no election to treat the Trust as an association (or publicly traded partnership) taxable as a corporation for United States Federal income tax purposes or any relevant state tax purposes shall be made by or on behalf of the Trust. The Owner shall not direct the Owner Trustee or the Seller to take action that would violate the provisions of this Section.

                                   ARTICLE VII

                          CONCERNING THE OWNER TRUSTEE

       SECTION 7.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

              (a) the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

              (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or the Owner;

              (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

              (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

              (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to the Owner, other than as expressly provided for herein and in the Basic Documents;

              (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement; and

              (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of the Owner, unless the Owner has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

       SECTION 7.02. Furnishing of Documents. The Owner Trustee shall furnish
(a) to the Owner promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents and (b) to the Indenture Trustee promptly upon written request therefor, copies of the Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement.

       SECTION 7.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Owner that:

              (a) It is a banking association duly organized and validly existing in good standing under the federal laws of the United States. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

              (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

              (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

       SECTION 7.04. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

              (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons.

       SECTION 7.05. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created Chase Manhattan Bank USA, National Association acts solely as Owner Trustee hereunder and not in its individual capacity and all

Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

       SECTION 7.06. Owner Trustee Not Liable for the Certificate, Notes or Receivables. The recitals contained herein and in the Certificate (other than the signature and counter-signature of the Owner Trustee on the Certificate and its representations and warranties in Section 7.03) shall not be taken as the statements of the Owner Trustee and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, or of the Certificate (other than the signature and countersignature of the Owner Trustee on the Certificate), or the Notes or of any other Basic Document or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Equipment or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholder under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Equipment; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

       SECTION 7.07. Owner Trustee May Own the Certificate and Notes. The Owner Trustee in its individual or any other capacity may become the Owner or pledgee of the Certificate or the Notes and may deal with the Seller, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VIII

                          COMPENSATION OF OWNER TRUSTEE

       SECTION 8.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Seller and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Seller for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; provided, however, that the Owner Trustee's right to enforce such obligation shall be subject to the provisions of Section 11.09.

       SECTION 8.02. Indemnification. The Seller shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Seller shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01; provided, however, that the Owner Trustee's right to enforce such obligation shall be subject to the provisions of Section 11.09. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld.

       SECTION 8.03. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

       SECTION 9.01. Termination of Trust Agreement. (a) This Agreement (other than Article VIII and Section 11.09) and the Trust shall terminate and be of no further force or effect, upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V. Any money or other property held as part of the Owner Trust Estate following such distribution shall be distributed to the Seller. The bankruptcy, liquidation, dissolution, death or incapacity of the Owner shall not (x) operate to terminate this Agreement or the Trust, or (y) entitle the Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

              (b) Except as provided in Section 9.01(a), neither the Seller nor the Owner shall be entitled to revoke or terminate the Trust.

              (c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholder shall surrender the Certificate to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to the Certificateholder mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.01(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Certificate shall be made upon presentation and surrender of the Certificate at the office of the Paying Agent therein designated,
       (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificate at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to the Certificateholder. Upon presentation and surrender of the Certificate, the Paying Agent shall cause to be distributed to the Certificateholder amounts distributable on such Distribution Date pursuant to Section 5.02.

              In the event that the Certificateholder shall not surrender the Certificate for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the Certificateholder to surrender the Certificate for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Certificate shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Certificateholder concerning surrender of the Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Seller.

              (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

                                    ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

       SECTION 10.01.Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent which has) a rating of at least Baa3 by Moody's and at least BBB- by Standard & Poor's. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

       SECTION 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Seller, the Owner and the Administrator; provided, however, that such resignation and discharge shall only be effective upon the appointment of a successor Owner Trustee. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

       If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Seller, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller may remove the Owner Trustee. If the Seller shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Seller shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and the Seller shall pay all fees owed to the outgoing Owner Trustee.

       Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Seller shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

       SECTION 10.03.Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Seller, the Owner and to its predecessor Owner Trustee, with a copy thereof delivered to the Administrator, an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Seller and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

       No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

       Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Seller shall mail notice of the successor of such Owner Trustee to the Certificateholder, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Seller shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Seller.

       SECTION 10.04. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder; provided such corporation shall be eligible pursuant to Section 10.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto; anything herein to the contrary notwithstanding; provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

       SECTION 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Equipment may at the time be located, the Seller and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Seller and the Owner Trustee may consider necessary or desirable. If the Seller shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

       Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

              (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

              (iii) the Seller and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

       Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Seller, the Owner and the Administrator.

       Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE XI

                                  MISCELLANEOUS

       SECTION 11.01. Supplements and Amendments. This Agreement may be amended by the Seller and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholder to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that such amendment shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or the Owner or the federal tax characteristics of the Notes.

       This Agreement may also be amended from time to time by the Seller and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Principal Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Owner or (b) reduce the aforesaid percentage of the Outstanding Principal Amount of the Notes or the Certificate required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and the Certificate.

       Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each of the Rating Agencies.

       It shall not be necessary for the consent of the Noteholders, the Owner or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

       Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

       Prior to the execution of any amendment to this Agreement or any other Basic Document, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the other Basic Documents. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

       SECTION 11.02. No Legal Title to Owner Trust Estate in the Owner. The Owner shall not have legal title to any part of the Owner Trust Estate. The Owner shall be entitled to receive distributions with respect to its ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, and interest of the Owner to and in its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

       SECTION 11.03. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Seller, the Owner, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

       SECTION 11.04. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Seller, addressed to Caterpillar Financial Funding Corporation, 4040 S. Eastern Avenue, Suite 344, Las Vegas, Nevada 89119; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

              (b) Any notice required or permitted to be given to the Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this

       Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

       SECTION 11.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       SECTION 11.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

       SECTION 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Seller, the Owner Trustee and its successors and the Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Owner shall bind the successors and assigns of the Owner.

       SECTION 11.08. Covenant of the Seller. In the event that (a) the Certificate Balance shall be reduced by Realized Losses and (b) any litigation with claims in excess of $1,000,000 to which the Seller is a party which shall be reasonably likely to result in a material judgment against the Seller that the Seller will not be able to satisfy shall be commenced by the Owner during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Seller, such judgment has been satisfied) the Seller shall not pay any dividend to Caterpillar Financial Services Corporation, or make any distribution on or in respect of its capital stock to Caterpillar Financial Services Corporation, or repay the principal amount of any indebtedness of the Seller held by Caterpillar Financial Services Corporation, unless (i) after giving effect to such payment, distribution or repayment, the Seller's liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such payment, distribution or repayment. The Seller further agrees that prior to the termination of the Trust it shall not revoke, modify or otherwise amend any agreements with Caterpillar Financial Services Corporation in effect on the Closing Date in any manner that would adversely affect the rights of the Seller to receive from Caterpillar Financial Services Corporation contributions of capital or payments on demand pursuant to such agreements. The Seller further covenants and agrees that it will not enter into any transaction or take any action (other than any transaction or action contemplated by this Agreement or any of the Basic Documents) if, as a result of such transaction or action, any rating of either the Notes or the Certificates by any of the Rating Agencies would be downgraded or withdrawn.

       SECTION 11.09. No Petition. The Owner Trustee, the Certificateholder, by accepting the Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not, prior to the date which is one year and one day after the termination of the Trust, institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificate, the Notes, this Agreement or any of the Basic Documents.

       SECTION 11.10. No Recourse. The Certificateholder by accepting the Certificate acknowledges that the Certificate represents a beneficial interest in the Trust only and does not represent an interest in or obligation of the Seller, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificate or the other Basic Documents.

       SECTION 11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

       SECTION 11.12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

       SECTION 11.13. Certificate Transfer Restrictions. (a) The Certificate may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not such plan is subject to the provisions of Title I of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) any entity whose underlying assets include "plan assets" by reason of any such plan's investment in the entity and the application of U.S. Department of Labor (the "DOL") Regulation Section 2510.3-101 (the "Plan Asset Regulation") (excluding any investment company that is registered under the Investment Company Act of 1940, as amended) (each, a "Benefit Plan Investor"), except as provided in the following sentence. By accepting and holding the Certificate, the Holder thereof shall be deemed to have represented, warranted and covenanted that it is (A) not a Benefit Plan Investor, and that no assets of any Benefit Plan Investor were used to acquire the Certificate, or (B) it is an insurance company acting on behalf of its general account, and (i) on the date it acquires the Certificate, less than 25% of the assets of such general account constitute Plan Assets and (ii) if at any time during any calendar quarter after the initial acquisition of the Certificate, 25% or more of the assets of such general account constitute "plan assets" (as defined in the Plan Asset Regulation) and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificate under Section 401(c) of ERISA and final regulations thereunder or an exemption or regulation issued by the DOL under ERISA, then such insurance company will dispose of the Certificate then held in its general account by the end of the next following calendar quarter, and shall deliver to the Owner Trustee at the time of acquisition of the Certificate a duly executed Certificateholder Certification in the form set forth in Exhibit C.

              (b) The Certificate may not be acquired by or for the account of an individual or entity that is not a U.S. person as defined in Section 7701(a)(30) of the Code. By accepting and holding the Certificate, the Holder shall be deemed to have represented and warranted under penalties of perjury that it (or, if it is acting as a nominee, the beneficial owner) is a U.S. person and shall deliver to the Owner Trustee, at the time of acquisition of the Certificate and thereafter from time to time upon request, a duly executed Certificateholder Certification in the form set forth in Exhibit C.

       SECTION 11.14. Seller Payment Obligation. The Seller shall be responsible for payment of the Administrator's fees under the Administration Agreement (to the extent not paid pursuant to Section 5.04 of the Sale and Servicing Agreement) and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder.

       IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                   CHASE MANHATTAN BANK USA, NATIONAL
                                   ASSOCIATION,
                                   not in its individual capacity but solely as Owner Trustee,



                                   By: /s/ JOHN J. CASHIN
                                      ------------------------------------------
                                      Name: John J. Cashin
                                      Title: Vice President


                                   CATERPILLAR FINANCIAL FUNDING
                                   CORPORATION, as Seller,



                                   By: /s/ EDWARD J. SCOTT
                                      ------------------------------------------
                                      Name: Edward J. Scott
                                      Title: Treasurer

                                    EXHIBIT A

                               FORM OF CERTIFICATE


NUMBER                                                            $[___________]
R-1


                       SEE REVERSE FOR CERTAIN DEFINITIONS

                 THIS CERTIFICATE IS ONLY TRANSFERABLE IN WHOLE
                   AND IS SUBJECT TO RESTRICTIONS ON TRANSFER
                        SET FORTH IN THE TRUST AGREEMENT

       THIS CERTIFICATE HAS NOT BEEN REGISTERED AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR DELIVERED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT.

       THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), WHETHER OR NOT SUCH PLAN IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN (AS DEFINED IN
SECTION 4975(e)(1) OF THE CODE) SUBJECT TO SECTION 4975 OF THE CODE, OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY AND THE APPLICATION OF U.S. DEPARTMENT OF LABOR (THE "DOL") REGULATION SECTION 2510.3-101 (THE "PLAN ASSET REGULATION") (EXCLUDING ANY INVESTMENT COMPANY THAT IS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) (EACH, A "BENEFIT PLAN INVESTOR"), EXCEPT AS PROVIDED IN THE FOLLOWING SENTENCE. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER THEREOF SHALL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND COVENANTED THAT IT IS (A) NOT A BENEFIT PLAN INVESTOR, AND THAT NO ASSETS OF ANY BENEFIT PLAN INVESTOR WERE USED TO ACQUIRE THIS CERTIFICATE, OR (B) IT IS AN INSURANCE COMPANY ACTING ON BEHALF OF ITS GENERAL ACCOUNT, AND (i) ON THE DATE IT ACQUIRES THIS CERTIFICATE, LESS THAN 25% OF THE ASSETS OF SUCH GENERAL ACCOUNT CONSTITUTE PLAN ASSETS AND (ii) IF AT ANY TIME DURING ANY CALENDAR QUARTER AFTER THE INITIAL ACQUISITION OF THIS CERTIFICATE, 25% OR MORE OF THE ASSETS OF SUCH GENERAL ACCOUNT CONSTITUTE "PLAN ASSETS" (AS DEFINED IN THE PLAN ASSET REGULATION) AND NO EXEMPTION OR EXCEPTION FROM THE PROHIBITED TRANSACTION RULES APPLIES TO THE CONTINUED HOLDING OF THIS CERTIFICATE UNDER SECTION 401(c) OF ERISA AND FINAL REGULATIONS THEREUNDER OR AN

EXEMPTION OR REGULATION ISSUED BY THE DOL UNDER ERISA, THEN SUCH INSURANCE COMPANY WILL DISPOSE OF THIS CERTIFICATE BY THE END OF THE NEXT FOLLOWING CALENDAR QUARTER, AND SHALL DELIVER TO THE OWNER TRUSTEE AT THE TIME OF ACQUISITION OF THIS CERTIFICATE A DULY EXECUTED CERTIFICATEHOLDER CERTIFICATION IN THE FORM SET FORTH IN EXHIBIT C TO THE TRUST AGREEMENT REFERRED TO HEREIN.

       THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF AN INDIVIDUAL OR ENTITY THAT IS NOT A U.S. PERSON AS DEFINED IN SECTION 7701(a)(30) OF THE CODE. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT (OR, IF IT IS ACTING AS A NOMINEE, THE BENEFICIAL OWNER) IS A U.S. PERSON AND SHALL DELIVER TO THE OWNER TRUSTEE, AT THE TIME OF ACQUISITION OF THIS CERTIFICATE AND THEREAFTER FROM TIME TO TIME UPON REQUEST, A DULY EXECUTED CERTIFICATION IN THE FORM SET FORTH IN EXHIBIT C TO THE TRUST AGREEMENT.

       THE CERTIFICATE BALANCE OF THIS CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS AS SET FORTH IN THE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                    CATERPILLAR FINANCIAL ASSET TRUST 2001-A

                            ASSET BACKED CERTIFICATE

evidencing an undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts and finance leases secured by new and used machinery and certain monies due or received thereunder and sold to the Trust (as defined below) by Caterpillar Financial Funding Corporation.

(This Certificate does not represent an interest in or obligation of Caterpillar Financial Funding Corporation, Caterpillar Financial Services Corporation, Caterpillar Inc. or any of their respective affiliates, except to the extent described below.)

       THIS CERTIFIES THAT ______________________________________ is the
registered Holder of [___________________________________] DOLLARS
($[_______________]) nonassessable, fully-paid, undivided interest in Caterpillar Financial Asset Trust 2001-A (the "Trust") formed by Caterpillar Financial Funding Corporation, a Nevada corporation (the "Seller").

       The Trust was created pursuant to an Amended and Restated Trust Agreement dated as of July 1, 2001 (the "Trust Agreement"), between the Seller and Chase Manhattan Bank USA, National Association, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement dated as of July 1, 2001 (the "Sale and Servicing Agreement"), among the Trust, the Seller and Caterpillar Financial Services Corporation, as servicer (the "Servicer"), as applicable.

       This Certificate is the duly authorized Certificate designated as the "Asset Backed Certificate" (herein called the "Certificate"). Also issued under the Indenture dated as of July 1, 2001, between the Trust and Bank One, National Association, as indenture trustee, are Notes designated as "Class A-1 3.74% Asset Backed Notes" (the "Class A-1 Notes"), "Class A-2 4.11% Asset Backed Notes" (the "Class A-2 Notes"), "Class A-3 4.85% Asset Backed Notes" (the "Class A-3 Notes") and "Class B 5.72% Asset Backed Notes" (the "Class B Notes"; together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes a pool of retail installment sale contracts and finance leases secured by new and used equipment (the "Receivables"), all monies received on or after July 1, 2001 from payments on the Receivables, security interests in the equipment financed thereby and certain other cross-collateralized equipment, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, title, and interest of the Seller in and to the Purchase Agreement dated as of July 1, 2001 between Caterpillar Financial Services Corporation and the Seller and all proceeds of the foregoing. The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

       Under the Trust Agreement, there will be distributed on the 25th day of each month or, if such day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on August 27, 2001 to the Person in whose name this Certificate is registered at the close of business on the last calendar day of the month preceding the month in which such Distribution Date occurs (the "Record Date") the amount to be distributed to the Certificateholder on such Distribution Date.

       Notwithstanding any prior termination of the Trust Agreement, the Certificateholder, by its acceptance of this Certificate, covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Trust, institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Certificate, the Notes, the Trust Agreement or any of the Basic Documents.

       Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

       This Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer, Caterpillar Inc., the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement and the Trust Agreement. This Certificate is limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Sale and Servicing Agreement and the Trust Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by the Certificateholder upon written request.

       The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholder under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of the holders of the Notes evidencing a majority of the outstanding Notes.

       As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, in the City of New York, accompanied by a written instrument of transfer in force satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing and a duly executed Certificateholder Certification of the transferee thereof, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. No service charge will be made for any such registration of transfer, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith. The initial Certificate Registrar appointed under the Trust Agreement is The Chase Manhattan Bank, New York, New York.

       The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

       The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Certificateholder of all amounts required to be paid to it pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificate; provided, however, such right of purchase is exercisable only on any Distribution Date on which the
Note Value is 10% or less of the Initial Note Value .

       This Certificate may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not such plan is subject to the provisions of Title I of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) any entity whose underlying assets include "plan assets" by reason of any such plan's investment in the entity and the application of U.S. Department of Labor (the "DOL") Regulation Section 2510.3-101 (the "Plan Asset Regulation") (excluding any investment company that is registered under the Investment Company Act of 1940, as amended) (each, a "Benefit Plan Investor"), except as provided in the following sentence. By accepting and holding this Certificate, the Holder thereof shall be deemed to have represented, warranted and covenanted that (A) it is not a Benefit Plan Investor, and that no assets of any Benefit Plan Investor were used to acquire this Certificate, or (B) it is an insurance company acting on behalf of its general account, and (i) on the date it acquires this Certificate, less than 25% of the assets of such general account constitute Plan Assets and (ii) if at any time during any calendar quarter after the initial acquisition of this Certificate, 25% or more of the assets of such general account constitute "plan assets" (as defined in the Plan Asset Regulation) and no exemption or exception from the prohibited transaction rules applies to the continued holding of this Certificate under Section 401(c) of ERISA and final regulations thereunder or an exemption or regulation issued by the DOL under ERISA, then such insurance company will dispose of this Certificate by the end of the next following calendar quarter, and shall deliver to the Owner Trustee at the time of acquisition of this Certificate a duly executed Certificateholder Certification in the form set forth in Exhibit C to the Trust Agreement.

       This Certificate may not be acquired by or for the account of an individual or entity that is not a U.S. person as defined in Section 7701(a)(30) of the Code. By accepting and holding this Certificate, the Holder shall be deemed to have represented and warranted under penalties of perjury that it (or, if it is acting as a nominee, the beneficial owner) is a U.S. person and shall deliver to the Owner Trustee, at the time of acquisition of this Certificate and thereafter from time to time upon request, a duly executed Certificateholder Certification in the form set forth in Exhibit C to the Trust Agreement.

       Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

       THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

       IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

                                   CATERPILLAR FINANCIAL ASSET TRUST 2001-A,

                                   By: CHASE MANHATTAN BANK
                                       USA, NATIONAL ASSOCIATION, as
                                       Owner Trustee



Dated:                             By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                          CERTIFICATE OF AUTHENTICATION


       This is the Certificate referred to in the within-mentioned Trust Agreement.

CHASE MANHATTAN BANK USA,         or          CHASE MANHATTAN BANK USA, NATIONAL
NATIONAL ASSOCIATION, as                      ASSOCIATION, as Owner Trustee
Owner Trustee
                                              By  THE CHASE MANHATTAN BANK, as
                                                  Authenticating Agent
By:                                           By:
    -------------------------                     ------------------------------
      Authorized Signatory                             Authorized Signatory

                                   ASSIGNMENT


       FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________ Attorney to transfer said
Certificate on the books of the Certificate Register, with full power of substitution in the premises.



Dated:                                _________________________________________*
                                      Signature Guaranteed:



                                      _________________________________________*



----------

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever.

                                    EXHIBIT B

                             CERTIFICATE OF TRUST OF
                    CATERPILLAR FINANCIAL ASSET TRUST 2001-A


       THIS Certificate of Trust of CATERPILLAR FINANCIAL ASSET TRUST 2001-A (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.).

       1. Name. The name of the business trust formed hereby is CATERPILLAR FINANCIAL ASSET TRUST 2001-A.

       2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank USA, National Association, c/o JP Morgan Chase, 500 Stanton Christiana Road, OPS4, 3rd Floor, Newark, Delaware 19713, Attention: Corporate Trustee Administration.

       3. Effective Date. This Certificate of Trust shall be effective upon filing.

       IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                   CHASE MANHATTAN BANK USA, NATIONAL
                                   ASSOCIATION, not in its individual capacity but solely as Trustee



                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT C

                         CERTIFICATEHOLDER CERTIFICATION


       This Certificateholder Certification ("Certification") is delivered pursuant to Section 11.13(b) of Caterpillar Financial Asset Trust 2001-A Amended and Restated Trust Agreement, dated as of July 1, 2001 (the "Trust Agreement"), between Caterpillar Financial Funding Corporation and Chase Manhattan Bank USA, National Association, as Owner Trustee, in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner (the "Beneficial Owner"), or nominee on behalf of the Beneficial Owner, of the Caterpillar Financial Asset Trust 2001-A Asset Backed Certificate (the "Certificate"). Capitalized terms used but not defined in this Certification have the respective meanings given them in the Trust Agreement.

       The holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III of Section A.

       Section A. To confirm to the Trust that the provisions of Section 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Certificate held by the undersigned, the undersigned hereby certifies:

Part I - Complete Either A or B

       A.     Individual as Beneficial Owner

              1. I am (The Beneficial Owner is) not a non-resident alien for purposes of U.S. income taxation;

              2.     My (The Beneficial Owner's) name and home address are

                      ____________________________________________________

                      ____________________________________________________

                      ____________________________________________________; and

              3. My (The Beneficial Owner's) U.S. taxpayer identification number (Social Security Number) is ______________________.

       B.     Corporate, Partnership or other Entity as Beneficial Owner

              1.     ________________________________ (Name of the Beneficial
                     Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury regulations);

              2. The Beneficial Owner's office address and place of incorporation (if applicable) is
                     ________________________________________________

                     _________________________________________; and

              3. The Beneficial Owner's U.S. employer identification number (Social Security Number) is _______________.

Part II - Nominees

       If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this Certification has been made in reliance upon information contained in:

       _________ an IRS Form W-9

       _________ a form such as this or substantially similar

provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Trust at least thirty (30) days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certification of Non-Foreign Status to the Trust promptly after such change.

Part III - Declaration

       The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Trust within sixty (60) days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this Certification may be disclosed to the Internal Revenue Service by the Trust and any false statement contained therein could be punishable by fines, imprisonment or both.

       Under penalty of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have the authority* to sign this document

----------------------------------------------------------------
                                 Name

----------------------------------------------------------------
                        Title (if applicable)

----------------------------------------------------------------
                         Signature and Date



*NOTE: If signed pursuant to a power of attorney, the power of attorney must accompany this Certification.


       THE CERTIFICATION CONTAINED IN THIS SECTION A WILL BECOME OBSOLETE AT THE END OF THE THIRD YEAR AFTER THE TAXABLE YEAR OF THE TRUST DURING WHICH THIS CERTIFICATION IS DELIVERED TO THE TRUST.

       Section B. The undersigned hereby certifies:

              1. I am not an employee benefit plan (as defined in Section 3(3) of ERISA).

              2. I am not a plan (as defined in Section 4975(e)(1) of the Code) which is subject to Section 4975 of the Code.

              3. I am not any entity whose underlying assets include "plan assets" by reason of any such plan's investment in the entity and the application of U.S. Department of Labor Regulation Section 2510.3-101 (excluding any investment company that is registered under the Investment Company Act of 1940, as amended).

       I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have the authority* to sign this document

----------------------------------------------------------------
                                 Name

----------------------------------------------------------------
                        Title (if applicable)

----------------------------------------------------------------
                         Signature and Date

*NOTE: If signed pursuant to a power of attorney, the power of attorney must accompany this Certification.